Perrella  &  Associates,  P.A
Certified  Public  Accountants


BUSINESS     (954)  782-4588




                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated August 3, 2000, relating to the financial statements of XENICENT, INC. (Formerly: Great Land
Development, Inc.) in the SB-2 registration statement dated on December 15, 2000, and to the reference to our firm therein under the caption "ACCOUNTING MATTERS."


/S/PERRELLA AND ASSOCIATES
Perrella  &  Associates,  P.A.
Pompano  Beach,  Florida